EXHIBIT 10.1

CONVERTIBLE NOTE

December 14, 2012

FOR VALUE RECEIVED, Nostalgia Family Brands, Inc., a Delaware corporation with an address at 20 Pape Drive, Atlantic Highlands, NJ 07716 (hereinafter referred to as the "Payor" or the "Company"), agrees to pay to the order of Robert M. Rubin with an address at 220 East 65th Street, New York, New York 10021 (hereinafter referred to as the "Payee" or the "Note Holder"), on the Date set forth in Article "4" of this Convertible Note (the "Note"), unless earlier accelerated in accordance with the terms of this Note, the principal sum of fifty thousand ($50,000) dollars.

1. Interest.

The unpaid principal amount of the Note outstanding shall bear no interest pursuant to this Note provided that there is no Event of Default (as defined in Article "5" of this Note). Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the outstanding principal amount hereof at a rate of eight (8%) percent per annum, calculated on the basis of 365 days (the "Interest Rate").

2. Interest Rate Limitation.

It is the intent of the Payee and the Payor by the execution of this Note that the loan evidenced hereby comply with the restrictions of applicable state usury laws. If, for any reason, it should be determined that any usury law is applicable, the Payor and the Payee stipulate and agree that (i) the interest (or any other consideration) pursuant to this Note or in any other instrument evidencing or securing the indebtedness evidenced here shall be limited to the maximum permitted by such law, (ii) none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by any state laws which are applicable, (iii) the obligation of the Payor shall be reduced to the maximum rate permitted to be charged by any state laws which are applicable, and (iv) the Payee shall not collect monies which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by any such applicable state law. Any sums collected which are in excess of such maximum rate shall be credited to the payment of any other sums due hereunder. If no sums are due hereunder, then such excess shall be returned to the Payor.

3. Conversion.

(A) The Payee may convert the principal and any accrued interest of this Note at any time or times before the Maturity Date into shares of the Company's Common Stock (the "Common Stock"), at a conversion price of ten ($0.10) cents per share (the "Conversion Price"):

(B) At the time the Payee elects to convert the principal and accrued interest of this Note, the Payee shall provide written notice to the Payor in the form attached hereto as Exhibit "A" (the "Conversion Notice").

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(C) When this Note is converted pursuant this Article "3" of this Note, the Company shall deliver the Common Stock to the Payee within ten (10) business days after the date upon which the Payor receives a Conversion Notice.

(D) To effect conversions pursuant to this Note, the Payee shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note together with accrued interest has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable amount of the balance converted. The Payee and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Payee, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Article "3" of this Note, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note shall be less than the amount stated on the face hereof.

(E) The Payor shall pay any and all stock transfer fees and the cost of any legal opinions needed. No fractions of shares or scrip representing fractions of shares will be issued upon conversion, but the number of shares issued shall be rounded up to the nearest whole share, based upon the total number of shares of Common Stock to be issued to the Payee. The date upon which a Conversion Notice is received by the Payor shall be deemed to be the date upon which the Payee has delivered the Conversion Notice duly executed, to the Payor. Upon receipt of the Shares for the full conversion and/or payment of this Note, the Payee shall deliver this Note to the Payor marked "cancelled."

(F) If at any time while this Note is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Payee shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the same number of shares of Common Stock into which the Note shall be convertible (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based upon the amount of Alternate Consideration issuable with respect to one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Payee shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Payee a new Note consistent with the foregoing provisions and evidencing the Payee's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(G) Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Company shall promptly deliver to Payee a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(H) If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Payee at its last address as it shall appear upon the Company's records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Payee shall be entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

4. Maturity Date.

Payment of the principal balance of this Note, together with any unpaid and accrued interest thereon pursuant to Article "1" of this Note, shall be due and payable in full on or prior to December 31, 2015 (the "Maturity Date"), unless earlier (A) accelerated in accordance with the terms of this Note or (B) converted in accordance with the provisions of Article "3" of this Note.

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5. Events of Default.

The term "Event of Default" as used herein shall mean the occurrence of any one or more of these following events:

(A) The Payor shall fail to pay the principal or any accrued interest due pursuant to this Note within five (5) business days after the Payor's receipt of written notice from Payee pursuant to Paragraph "C" of Article "13" of this Note that such payment was due and payable;

(B) The breach by the Payor of any other provisions of this Note (other than failure to make payment as due hereunder) and such breach is not cured within ten (10) business days after written notice of such breach is delivered by the Payee to the Payor;

(C) The filing by the Payor of a petition in bankruptcy;

(D) The making of an assignment by the Payor for the benefit of its creditors;

(E) Consent by the Payor to the appointment of, or possession by, a custodian or receiver for itself or for all or substantially all of its property;

(F) The filing of a petition in bankruptcy against the Payor without the consent of the Payee, and the failure to have such petition dismissed within one hundred twenty (120) days from the date upon which such petition is filed;

(G) Notwithstanding the one hundred twenty (120) day provision in Paragraph "(F)" of this Article "5" of this Note, on a petition in bankruptcy filed against the Payor, the Payor is adjudicated bankrupt prior to the expiration of one hundred twenty (120) days; and

(H) The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Payee, a receiver, trustee or custodian for the Payor or for all or substantially all of the property or assets of the Payor.

6. Remedies Upon Default.

On the Maturity Date or upon the occurrence of any Event of Default as set forth in Paragraphs "(A)" through "(H)" of Article "5" of this Note and at any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Payee's option, be accelerated and become and be immediately due and payable through the date of full payment without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

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7. Non-Exclusive Remedy.

Any remedy that is set forth in this Note is not exclusive of any other remedies provided for herein or that are provided by law.

8. Liability Upon Default.

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

9. Exercise of Remedy Upon Default.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10. No Defenses or Set-Off.

The Payor acknowledges and agrees that there are, and shall be, no claims, defenses, set-offs, equities, or counterclaims, whether legal or equitable, available to it or any other person or entity affiliated with it or against the enforcement of this Note, including, but not limited to, any such defenses, set-offs, equities, claims, counterclaims, or other legal or equitable defenses or claims including, but not limited to, the statute of limitations, which arise out of this Note, the obligation of the Payor to repay this Note, as the case may be, or in the course of dealings between the Payor and the Payee and any representatives or affiliates thereof, and any such defenses, set-offs, equities, counterclaims or other claims, legal or equitable, available to Payor, or any entity affiliated with Payor, whether known or unknown, arising out of this Note or the administration of this Note are hereby forever waived, released and discharged.

11. Collection Costs.

The Payor agrees to pay all reasonable costs of collection, including reasonable attorney's fees and costs, which may be paid or incurred by the Payee in connection with the Payee's exercise of its rights or remedies pursuant to this Note.

12. Full Recourse

Anything in this Note to the contrary notwithstanding, the Payor shall be liable on this Note for the full amount of the principal and any accrued interest due pursuant to this Note.

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13. Miscellaneous

(A) Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

(B) Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C) Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, postage prepaid (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission or electronic mail ("E-mail") with an original mailed by first class mail, postage prepaid, addressed as follows:

To the Payee:	Mr. Robert Rubin
220 East 65th Street
New York, New York 10021
Email: barrypom@yahoo.com

With a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, New York 10022
Attn: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-Mail: FMM@mintzfraade.com

To the Payor:	Nostalgia Family Brands, Inc.
20 Pape Drive
Atlantic Highlands, NJ 07716
Attn: William P. McDermitt, CEO
Facsimile No.: (212) 392-4721

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or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "(C)" of this Article "13" of this Note are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i) If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii) If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii) If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

(iv) If delivered by personal delivery, as of the date of delivery.

(D) Governing Law; Disputes. In view of the fact that: (i) the Payor was formed pursuant to the laws of the State of Delaware; (ii) the stockholders of the Payor reside in New York and other states; (iii) the principal office of the Payor is located in the State of New Jersey; (iv) the Payee lives in the State of New York; in order to avoid the question of which state law shall be applicable, the Parties agree that:

(i) That this Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. Moreover, the parties agree this Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York without giving effect to the principles of conflicts of law.

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(ii) The parties agree that they shall be deemed to have agreed to binding arbitration in New York, New York with respect to the entire subject matter of any and all disputes relating to or arising in connection with this Note, including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Note and that any such arbitration shall be commenced exclusively in New York County, New York. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding. The Parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding to confirm and enter judgment upon any such arbitration award request and submit to personal jurisdiction over each of them by such courts. The Parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York any service of process may be effectuated upon any of them by certified mail, return receipt requested. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iii) The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators; provided, however, that if a proceeding is commenced to confirm and enter a judgment thereon by the Courts of the State of New York and such application is denied, no such costs or attorneys fees shall be paid. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing signed by the other party by fifteen (15%) percent or more. For example, if the party initiating arbitration ("A") seeks an award of $10,000 plus costs and expenses, the other party ("B") has offered A $5,000 prior to the commencement of the arbitration proceeding, and the arbitrators award any amount less than $5,750 to A, the arbitrators should determine that B has "prevailed."

(iv) The arbitration panel shall have no power to award non-monetary or equitable relief of any sort. It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

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(v) Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrators upon a showing of substantial need by the party seeking discovery.

(vi) All aspects of the arbitration shall be treated as confidential. The parties and the arbitrators may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

(E) Expenses. Each party to this Note shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Note.

(F) Entire Agreement. This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Note or any of the documents or instruments required to be executed pursuant to this Note, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(G) Confidentiality. The Parties agree that the terms of this Note are confidential and they shall not make public disclosure of the terms of this Note, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. If either party intends to make a disclosure of the terms of this Note as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure. The Parties agree that the terms of this Paragraph "(G)" of this Article "13" of this Note regarding confidentiality are not material to this Note and any breach of this Paragraph "(G)" of this Article "13" of this Note shall not be considered a material breach of this Note. In the event of such a breach of this Paragraph "(G)" of this Article "13" of this Note, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

(H) No Assignment. The parties hereby agree that the Payor's rights and obligations under this Note shall not be transferred or assigned to any third parties without the prior written consent of the Payee. The parties hereby further agree that the Payee's rights and obligations under this Note may be transferred or assigned to any third party provided such third party is not a direct competitor of the Payor.

(I) Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

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(J) Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(K) Binding upon Execution and Delivery. No party to this Note shall be bound hereby until fully executed counterparts to this Note have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

(L) Construction. Each of the parties to this Note hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations (ii) each counsel has had significant input in the development of this Note and (iii) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Note.

(M) Modifications. This Note may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Note which is signed by the Payor and the Payee.

(N) Third Party Beneficiaries. This Note and all documents and instruments referred to herein are not intended to confer upon any person (other than the parties to this Note and their respective heirs, executors, administrators, personal representatives, successors and assigns) any legal or equitable right or remedy of any nature whatsoever pursuant to or by reason of this Note.

(O) Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties to this Note and their heirs, executors, administrators, personal representatives, successors and assigns. Subject to this Paragraph "(O)" of this Article "13" of this Note, nothing in this Note shall be construed to give to any person or corporation other than the Payor and the Payee any legal or equitable right, remedy or cause under this Note.

(P) Severability. The provisions of this Note shall be deemed separable. Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note.

IN WITNESS WHEREOF, the Payor has executed this Note as of the 14th day of December 2012.

NOSTALGIA FAMILY BRANDS, INC.

By:	/s/ William P. McDermitt
Name:	William P. McDermitt
Title:	Chief Executive Officer

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ASSIGNMENT OF CONVERTIBLE NOTE

THIS ASSIGNMENT OF CONVERTIBLE NOTE (the "Assignment of Note") dated as of the 10th day of November, 2014 by and between Robert M. Rubin, an individual with an address at 220 East 65th Street, New York, New York 10021 (hereinafter referred to as the "Assignor") and Cubbo, Inc., a New York Corporation, with an address at 1133 Park Avenue, New York, NY 10128 (hereinafter referred to as the "Assignee").

W I T N E S S E T H:

WHEREAS, pursuant to the Convertible Note (the "Note") dated as of December 14, 2012, Nostalgia Family Brands, a Delaware Corporation, with an address at 20 Pape Drive, Atlantic Highlands, NJ 07716 (hereinafter referred to as the "Payor" or the "Company") agreed to pay to the order of the Assignor the principal sum of fifty ($50,000) on December 31, 2015, the maturity date of the Note, unless earlier accelerated in accordance with the terms of the Note.

WHEREAS, the Assignor hereby confirms that the Company has issued no shares of the Company's Common Stock to the Assignor nor has any payment been made by the Company to the Assignor pursuant to the Note.

WHEREAS, pursuant to the Letter Agreement dated as of the 10th day of November, 2014 the Assignor and Assignee agreed to the Assignment of Note by the Assignor to the Assignee (the "Cubbo Letter Agreement"), a copy of which is annexed hereto and made a part hereof as Exhibit "A".

WHEREAS, pursuant to the Letter Agreement dated as of the 10th day of November, 2014 the Company agreed to the Assignment of Note by the Assignor to the Assignee (the "Nostalgia Letter Agreement"), a copy of which is annexed hereto and made a part hereof as Exhibit "B".

WHEREAS, the Assignor desires to transfer and assign to the Assignee all rights and obligations of the Assignor pursuant to the Note and the Assignee desires to assume the rights and obligations of the Assignor pursuant to the Note.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1. The parties hereto adopt as part of this Assignment of Note each of the recitals which are set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement. Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Assignment of Note.

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2. The Assignor hereby assigns and transfers to the Assignee and the Assignee hereby accepts the Note from the Assignor.

3. The Assignor represents, warrants and covenants as to itself the following to the Assignee:

A. Assignor owns and has good title to the Note, with full authority to assign and transfer same and that the Note is being assigned free and clear of all liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever.

B. The Assignor has the full authority, right, power and legal capacity to enter into this Assignment of Note and to consummate the transactions contemplated herein. The execution of this Assignment of Note by the Assignor, and its delivery to the Assignee, has been mutually agreed upon by the Company, Assignor and Assignee pursuant to the Nostalgia Letter Agreement and the Cubbo Letter Agreement. This Assignment of Note constitutes the legal, valid and binding obligation of the Assignor and is enforceable as to the Assignor in accordance with the terms of this Assignment of Note, subject to the enforcement of remedies by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

C. The Assignor agrees to cooperate with the Assignee and shall make, execute, acknowledge, deliver, or cause to be made, executed, acknowledged, and delivered, at such times and places as either party may reasonably deem necessary, all other documents and instruments as may be reasonably necessary in order to create, preserve and/or confirm the Assignee's interest and ownership of the Note and rights hereby assigned and transferred to the Assignee and to effectuate the purposes of this Assignment of Note.

D. The performance of this Assignment of Note shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Assignor or cause an acceleration under any arrangement, agreement or other instrument to which the Assignor is a party or by which any of its assets are bound. The Assignor has performed in all respects all of its obligations which are, as of the date of this Assignment of Note, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

E. Assignor represents that the Assignee has made no other covenants, representations or warranties other than those set forth in this Article "3" of this Assignment of Note.

F. No representation or warranty of the Assignor which is contained in this Assignment of Note, or in a writing furnished or to be furnished pursuant to this Assignment of Note contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading.

G. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Assignee knew or had reason to know that any covenant, representation or warranty of Assignor furnished or to be furnished to the Assignee in connection with this Assignment of Note, contained untrue statements.

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4. The Assignee represents warrants and covenants as to itself the following to the Assignor:

A. The Assignee has the full authority, right, power and legal capacity to enter into this Assignment of Note and to consummate the transactions contemplated herein. This Assignment of Note constitutes the legal, valid and binding obligation of the Assignee and is enforceable as to the Assignee in accordance with the terms hereof, subject to the enforcement of remedies by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and by generally applicable equitable principles, whether considered in an action at law or in equity.

B. The performance of this Assignment of Note shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Assignee or cause an acceleration under any arrangement, agreement or other instrument to which the Assignee is a party or by which any of the Assignee's assets are bound. The Assignee has performed in all respects all of the Assignee's obligations which are, as of the date of this Assignment of Note, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

C. The Assignee agrees to cooperate with the Assignor and shall make, execute, acknowledge, deliver, or cause to be made, executed, acknowledged, and delivered, at such times and places as either party may reasonably deem necessary, all other documents and instruments as may be reasonably necessary in order to create, preserve and/or confirm the Assignee's interest and ownership of the Note and rights hereby assigned and transferred to the Assignee and to effectuate the purposes of this Assignment of Note.

D. The Assignee represents that the Assignor has made no other covenants, representations or warranties other than those in this Article "4" of this Assignment of Note.

E. No representation or warranty of the Assignee which is contained in this Assignment of Note, or in a writing furnished or to be furnished pursuant to this Assignment of Note contains or shall contain any untrue statement of a material fact, omits or shall omit to state any material fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no material fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of the Assignee which would materially adversely affect same which has not been disclosed to the Assignor in this Assignment of Note.

F. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that the Assignor knew or had reason to know that any covenant, representation or warranty of the Assignee furnished or to be furnished to the Assignor in connection with this Assignment of Note, contained untrue statements.

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5. Miscellaneous.

A. Headings. The headings contained in this Assignment of Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Assignment of Note.

B. Enforceability. If any provision which is contained in this Assignment of Note, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Assignment of Note and this Assignment of Note shall be construed as if such invalid or unenforceable provision had not been contained in this Assignment of Note.

C. Notices. Any notice or other communication required or permitted pursuant to this Assignment of Note must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, or (ii) overnight delivery with confirmation of delivery, addressed as follows:

If to the Assignor:	Robert M. Rubin
220 East 65th Street
New York, New York 10021

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

If to the Assignee:	Cubbo, Inc.
1133 Park Avenue
New York, NY 10128
Attention: Ed Downe
Facsimile No.:
Email Address: EDowne@aol.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY 10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

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or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "5" of this Assignment of Note are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i) If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii) If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

D. Governing Law; Disputes. In view of the fact that: (1) the Assignee is a New York Corporation with its principle address in the State of New York, and (2) the Assignor resides in the State of New York, in order to avoid the question of which state law shall be applicable, the Parties agree that:

(i) This Assignment of Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law. (In addition, the Parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Assignment of Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.)

(ii) The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Assignment of Note including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Assignment of Note and that any such arbitration shall be commenced exclusively in New York, New York. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.

(iii) In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties specifically designate the Courts in the County of New York, State of New York as properly having venue for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal jurisdiction over each of them by the Courts of the State of New York in any action or proceeding to enforce the arbitration award, waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, to the addresses which are set forth in Paragraph "C" of this Article "5" of this Assignment of Note or in each case to such other addresses as shall have last been furnished by the like notice. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(iv) The parties agree that the prevailing party in any arbitration as determined by the arbitrator shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.

(v) The arbitration panel shall have no power to award non-monetary or equitable relief of any sort. It shall also have no power to award (a) damages inconsistent with any applicable agreement between the parties or (b) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

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(vi) Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitrator upon a showing of substantial need by the party seeking discovery.

(vii) All aspects of the arbitration shall be treated as confidential. The parties and the arbitrator may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in New York, New York. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E. Expenses. Each party to this Assignment of Note shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Assignment of Note and the transactions set forth in this Assignment of Note.

F. Entire Agreement. This Assignment of Note and all documents and instruments referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

G. Confidentiality. The Parties agree that the terms of this Assignment of Note are confidential and they shall not make public disclosure of the terms of this Assignment, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements. If either party intends to make a disclosure of the terms of this Assignment of Note as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure. The Parties agree that the terms of this Paragraph "G" of this Article "5" of this Assignment of Note regarding confidentiality are not material to this Assignment of Note and any breach of this paragraph shall not be considered a material breach of this Assignment of Note. In the event of such a breach of this Paragraph "G" of this Article "5" of this Assignment of Note, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

H. Assignment. The parties hereby agree that the obligations under this Assignment of Note shall be freely transferred or assigned to any third parties without the prior written consent of each party to this Assignment of Note.

I. Enforceability. If any provision which is contained in this Assignment of Note, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Assignment of Note and in this Assignment of Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

J. Further Assurances. The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Assignment of Note and the intents and purposes hereof.

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K. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Assignment of Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Assignment of Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Assignment of Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

L. Counterparts. This Assignment of Note may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

M. Facsimile and E-mail Signatures. Any signature which is delivered via facsimile or via E-mail in portable document format (".pdf") shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

N. Binding upon Execution and Delivery. No party to this Assignment of Note shall be bound hereby until fully executed counterparts to this Assignment of Note have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

O. Construction. Each of the parties to this Assignment of Note hereby further acknowledges and agrees that (i) each has been advised by counsel during the course of negotiations (ii) each counsel has had significant input in the development of this Assignment of Note and (iii) this Assignment of Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Assignment of Note.

P. Modifications. This Assignment of Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, signed by all of the parties to this Assignment of Note.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Note to be duly executed as of the day and year first written above.

The Assignor:

By:	/s/ Robert M. Rubin
Robert M. Rubin

The Assignee:

Cubbo, Inc.

By:	/s/ Edward Downe
Ed Downe
President

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Nostalgia Family Brands, Inc.
20 Pape Drive
Atlantic Highlands, New Jersey 07716

April 12, 2016

Cubbo, Inc.

101 East 52nd Street

New York, NY 10022

Re:	Convertible Promissory Note

Gentlemen,

This letter confirms your agreement to extend the maturity date of the convertible promissory note until June 30, 2017.

Very truly yours, Nostalgia Family Brands, Inc.

By:	/s/ William McDermitt
William McDermitt
CEO

Agreed Cubbo, Inc.

By:	/s/ Edward Downe
Edward Downe
President

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